UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2008

Bridge Capital Holdings
(Exact name of registrant as specified in its charter)

California	000-50974	80-0123855
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

55 Almaden Boulevard, Suite 200
San Jose, California		95113
(Address of principal executive offices)		(Zip Code)

(408) 423-8500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Material Agreement.

On August 21, 2008, the Board of Directors of Bridge Capital Holdings (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, no par value (the "Common Shares"), of the Company. The dividend is payable on September 2, 2008 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value (the "Preferred Shares"), of the Company at a price of $100.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of August 21, 2008 (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the "Rights Agent").

A summary of the principal terms of the Rights Agreement is set forth in Exhibit C to the Rights Agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.  The summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference

Item 3.03. Material Modification to Rights of Security Holders

Please see the disclosure set forth under “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03. The Company’s response under this item does not constitute an admission that a material modification to rights of security holders has occurred.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 22, 2008, the Company filed a Certificate of Determination with the Secretary of State of the State of California which defines the terms of the Preferred Shares. The Company’s Board of Directors authorized the filing of the Certificate of Determination at a meeting held on August 21, 2008. Pursuant to the Certificate of Designation, the Board designated 1,200,000 shares of the Company’s Preferred Shares in connection with the Rights Agreement.

Please see the disclosure set forth under “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 5.03. The description of the Company’s Preferred Shares is qualified in its entirety by reference to the Certificate of Determination, which is attached as Exhibit 3.1 hereto and incorporated into this Item 5.03 by reference.

Item 8.01. Other Events

On August 22, 2008, the Company issued a press release announcing the adoption of a Rights Agreement and the declaration of the Rights dividend. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

As discussed therein, the press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press release as well as in the Company’s other documents filed with the SEC, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

The exhibit list called for by this item is incorporated by reference to the Exhibit Index filed as part of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 22, 2008

BRIDGE CAPITAL HOLDINGS

By:	/s/ Thomas A. Sa
Thomas A. Sa
Executive Vice President
and Chief Financial Officer
(Duly Authorized Officer)

Exhibit Index

Exhibit Number	Description
3.1	Certificate of Determination of Series A Junior Participating Preferred Shares.
4.1
Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC dated as of August 21, 2008, which includes as Exhibit A the form of Certificate of Determination for the Series A Junior Participating Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C a Summary of Rights to Purchase Shares of Preferred Stock.

99.1	Press release issued by the Company on August 22, 2008.